BrainStorm and Octane to Develop Revolutionary Bioreactor-Based NurOwn Stem Cells Production Process

NEW YORK & PETACH TIKVAH, Israel—December 17, 2012-- BrainStorm Cell Therapeutics (OTC.QB: BCLI), a leading developer of adult stem cell technologies for neurodegenerative diseases, announced today that it has signed an agreement with Octane Biotech of Kingston, Ontario, to jointly develop a proprietary bioreactor for production of its NurOwn stem cell therapy candidate.

The customized bioreactor will enable BrainStorm to optimize its NurOwn production process, significantly increasing its production capabilities by using a single clean room for multiple patients, reducing costs and time. The project is supported by a grant awarded by the Canada-Israel Industrial Research and Development Foundation (CIIRDF).

Under the terms of the agreement, the companies will develop a commercially viable, safe, reliable, and cost-effective bioreactor for scale-up of BrainStorm’s NurOwn stem cell therapy, using Octane’s Automated Cell & Tissue Engineering System (ACTES) technology. The CIIRDF funding award was approved for a period of three years.

“Octane is the ideal partner for us, since they have a particular expertise in developing automated production processes for mesenchymal cell therapy technologies,” commented Dr. Adrian Harel, BrainStorm’s CEO. “We are anxious to move ahead with this project, in order to be in a position to provide NurOwn as quickly as possible, and to as many patients as possible, in the near future.”

“The opportunity to work with BrainStorm on scaling-up the NurOwn production process is a particularly meaningful one, given the urgency of its target population,” said Dr. Tim Smith, Octane’s CEO. “We are confident that our combined knowledge base and commitment to the project will help advance their product significantly closer to clinical use.”

BrainStorm is currently conducting a Phase I/II clinical trial in ALS patients at the Hadassah Medical Center in Jerusalem and is planning to expand its clinical development in the USA, pending FDA approval. Towards that goal, the Company has entered into a Memorandum of Understanding with the University of Massachusetts Medical School and Massachusetts General Hospital to begin ALS human clinical trials at these institutions.

About BrainStorm Cell Therapeutics

BrainStorm Cell Therapeutics Inc. is a biotechnology company engaged in the development of first-of-its-kind adult stem cell therapies derived from autologous bone marrow cells for the treatment of neurodegenerative diseases. The Company holds the rights to develop and commercialize its NurOwn technology through an exclusive, worldwide licensing agreement with Ramot, the technology transfer company of Tel Aviv University. For more information, visit the company’s website at www.brainstorm-cell.com.

About Octane Biotech

Octane develops innovative bioreactor-based systems to meet the production challenges inherent in the progressive scale-up of manual cell culture protocols.  The company’s unique Automated Cell & Tissue Engineering System (ACTES) solution integrates state-of-the-art bioreactors, biosensors and bioprocessing to enable routine GMP production of cell-based products for clinical therapeutics. Octane Biotech Inc. is one of three affiliated companies within the Octane Medical Group. For more information, visit the company’s website atwww.octaneco.com.

Safe Harbor Statement

Statements in this announcement other than historical data and information constitute "forward-looking statements" and involve risks and uncertainties that could cause BrainStorm Cell Therapeutics Inc.'s actual results to differ materially from those stated or implied by such forward-looking statements. Terms and phrases such as “may”, “should”, “would”, “could”, “will”, “expect”, “likely”, “believe”, “plan”, “estimate”, “predict”, “potential”,  and similar terms and phrases are intended to identify these forward-looking statements.  The potential risks and uncertainties include, without limitation, risks associated with BrainStorm's limited operating history, history of losses; minimal working capital, dependence on its license to Ramot's technology; ability to adequately protect the technology; dependence on key executives and on its scientific consultants; ability to obtain required regulatory approvals; and other factors detailed in BrainStorm's annual report on Form 10-K and quarterly reports on Form 10-Q available at http://www.sec.gov.  These factors should be considered carefully, and readers should not place undue reliance on BrainStorm’s forward-looking statements.  The forward-looking statements contained in this press release are based on the beliefs, expectations and opinions of management as of the date of this press release. We do not assume any obligation to update forward-looking statements to reflect actual results or assumptions if circumstances or management’s beliefs, expectations or opinions should change, unless otherwise required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contacts
BrainStorm Cell Therapeutics Inc. (OTC.QB: BCLI)

Dr. Adrian Harel, CEO

info@brainstorm-cell.com
www.brainstorm-cell.com
Phone: +972-3-9236384